Exhibit 99.1

Ocean Power Technologies Deploys PB3 PowerBuoy® for Enel Green Power in Chile

MONROE TOWNSHIP, N.J., April 22, 2021 – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced the deployment of a PB3 PowerBuoy® for Enel Green Power (EGP) off the coast of Las Cruces, Chile to support the country’s transition to clean energy.

In September 2019, EGP purchased a PB3 PowerBuoy® and associated equipment from OPT to support Chile’s Marine Energy Research and Innovation Center (MERIC) Project, a hub for innovation in marine energy in Chile and internationally. OPT’s PB3 PowerBuoy® converts wave motion into clean, reliable electricity to supply continuous and autonomous power and enable secure collection and transmission of data from the sea. The autonomous offshore platform will eventually power a suite of oceanographic sensors and transmit real-time environmental data to a dedicated shore station studying the potential effect of marine energy under real-world sea conditions with minimal carbon footprint.

“We are proud of the work performed to deploy the PB3 PowerBuoy® for EGP and help bring new clean energy solutions to Chile,” said George H. Kirby, President and Chief Executive Officer of OPT. “We look forward to continuing to expand our presence in Chile and throughout South America.”

“Chile has excellent conditions in terms of marine resources to produce wave energy. This type of energy production has several advantages: it is available 24 hours a day, 365 days a year; it is silent, and; it is not located in populated areas. The installation of this device represents great progress on the path towards the development of renewable energies in Chile,” said James Lee Stancampiano, Chairman of the Board of MERIC.

An associated shore station was developed and supplied by OPT and assembled and installed by Chile-based Salmoboats. OPT also worked with Italy-based iSat to provide a shore-based wave radar system installed by local contractor BZ Naval.

OPT originally scheduled the Chile deployment in April 2020, but international travel restrictions and operational limits on work activities within the country related to the COVID-19 pandemic prevented implementation until this year. To complete the installation while adhering to COVID-19 restrictions, OPT project engineers and marine operations technicians utilized remote collaboration tools to work closely with contractors on site. Salmoboats performed all onshore preparations and acted as OPT’s site representative. Louisiana-based SeaTrepid International, LLC, which has experience working in the region, deployed the assembled PB3 PowerBuoy®.

OPT will continue to monitor the operational performance of the PB3 PowerBuoy® and provide remote diagnostics and support as needed.

The project is scheduled to run through October 2023. For more information, visit www.meric.cl.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

About Enel Green Power

Enel Green Power, within the Enel Group, develops and operates renewable energy plants worldwide and is present in Europe, the Americas, Asia, Africa, and Oceania. A world leader in clean energy, with a total capacity of around 49 GW and a generation mix that includes wind, solar, geothermal, and hydroelectric power, Enel Green Power is at the forefront of integrating innovative technologies into renewable energy plants. To learn more, visit https://www.enelgreenpower.com/

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com